CUSTODY AGREEMENT

THIS AGREEMENT is made and entered into as of this 10th day of December, 2004, by and between Rochdale Investment Trust, a Delaware statutory trust (the “Trust”) and U.S. Bank National Association, a national banking association (the “Custodian”).

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the”1940 Act”), as an open-end management investment company, and is authorized to issue shares of beneficial interest in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, the Trust desires to retain Custodian to act as custodian for each series of the Trust listed on Exhibit C hereto (as amended from time to time) (each a “Fund”, collectively the “Funds”);

WHEREAS, the Trust desires that Securities (defined below) and other assets and cash of the Funds, both foreign and domestic, be held and administered by the Custodian pursuant to this Agreement and, further to serve as the Fund’s Foreign Custody Manager (as such term is defined in Rule 17f-5 under the 1940 Act; and

WHEREAS, Custodian has provided assurances to each Fund to the effect that (i) it will, in undertaking the responsibilities of the Fund’s Foreign Custody Manager, have access to, and will rely upon, the expertise of Bank of New York (“BNY”) in foreign custody matters, including systems established by BNY to facilitate the monitoring of Eligible Foreign Custodians and Eligible Securities Depositories (as such terms are defined in Rule 17f-5 under the 1940 Act); and (ii) that such access and reliance is consistent with the standard of care to which a Foreign Custody Manager must be held in connection with the delegation of responsibilities contemplated under Rule 17f-5(b)(3); and

WHEREAS, the Custodian is a bank having the qualifications prescribed in Section 26(a)(1) of the 1940 Act;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I
DEFINITIONS

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

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1.1	“Authorized Person” means any Officer or other person duly authorized by resolution of the Board of Trustees to give Oral Instructions and Written Instructions on behalf of the Fund and named in Exhibit A hereto or in such resolutions of the Board of Trustees, certified by an Officer, as may be received by the Custodian from time to time.

1.2	“Board of Trustees” shall mean the Trustees from time to time serving under the Trust's Declaration of Trust, as from time to time amended.

1.3	“Book-Entry System” shall mean a federal book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, in Subpart B of 31 CFR Part 350, or in such book-entry regulations of federal agencies as are substantially in the form of such Subpart O.

1.4	“Business Day” shall mean any day recognized as a settlement day by The New York Stock Exchange, Inc., and any other day for which the Trust computes the net asset value of Shares of the Fund.

1.5	“Fund Custody Account” shall mean any of the accounts in the name of the Trust, which is provided for in Section 3.2 below.

1.6	“NASD” shall mean The National Association of Securities Dealers, Inc.

1.7	“Officer” shall mean the Chairman, President, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of the Trust.

1.8	“Oral Instructions” shall mean instructions orally transmitted to and accepted by the Custodian because such instructions are: (i) reasonably believed by the Custodian to have been given by any two Authorized Persons, (ii) recorded and kept among the records of the Custodian made in the ordinary course of business and (iii) orally confirmed by the Custodian. The Trust shall cause all Oral Instructions to be confirmed by Written Instructions prior to the end of the next Business Day. If such Written Instructions confirming Oral Instructions are not received by the Custodian prior to a transaction, it shall in no way affect the validity of the transaction or the authorization thereof by the Trust. If Oral Instructions vary from the Written Instructions that purport to confirm them, the Custodian shall notify the Trust of such variance but such Oral Instructions will govern unless the Custodian has not yet acted.

1.9	“Proper Instructions” shall mean Oral Instructions or Written Instructions. Proper Instructions may be continuing Written Instructions when deemed appropriate by both parties.

1.10	“Securities Depository” shall mean The Depository Trust Company and any other clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 as amended (the “1934 Act”), which acts as a system for the central handling of Securities where all Securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the Securities.

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1.11	“Securities” shall include, without limitation, common and preferred stocks, bonds, call options, put options, debentures, notes, bank certificates of deposit, bankers' acceptances, mortgage-backed securities or other obligations, and any certificates, receipts, warrants or other instruments or documents representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or any similar property or assets that the Custodian has the facilities to clear and to service.

1.12	“Shares” shall mean, with respect to a Fund, the units of beneficial interest issued by the Trust on account of the Fund.

1.13	“Sub-Custodian” shall mean and include (i) any branch of a “U.S. Bank,” as that term is defined in Rule 17f-5 under the 1940 Act, (ii) any “Eligible Foreign Custodian,” as that term is defined in Rule 17f-5 under the 1940 Act, having a contract with the Custodian, in its capacity of Foreign Custody Manager as contemplated under the Foreign Custodian and Securities Depository Addendum which the Custodian has determined will provide reasonable care of assets of the Fund based on the standards specified in Section 3.3 below. Such contract shall be in writing and shall include provisions that provide: (i) for indemnification or insurance arrangements (or any combination of the foregoing) such that the Fund will be adequately protected against the risk of loss of assets held in accordance with such contract; (ii) that the Fund’s assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Sub-Custodian or its creditors except a claim of payment for their safe custody or administration, in the case of cash deposits, liens or rights in favor of creditors of the Sub-Custodian arising under bankruptcy, insolvency, or similar laws; (iii) that beneficial ownership for the Fund’s assets will be freely transferable without the payment of money or value other than for safe custody or administration; (iv) that adequate records will be maintained identifying the assets as belonging to the Fund or as being held by a third party for the benefit of the Fund; (v) that the Fund’s independent public accountants will be given access to those records or confirmation of the contents of those records; and (vi) that the Fund will receive periodic reports with respect to the safekeeping of the Fund’s assets, including, but not limited to, notification of any transfer to or from a Fund's account or a third party account containing assets held for the benefit of the Fund. Such contract may contain, in lieu of any or all of the provisions specified above, such other provisions that the Custodian determines will provide, in their entirety, the same or a greater level of care and protection for Fund assets as the specified provisions, in their entirety.

1.14	“Written Instructions” shall mean (i) written communications actually received by the Custodian and signed by any two Authorized Persons, or (ii) communications by telex or any other such system from one or more persons reasonably believed by the Custodian to be Authorized Persons, or (iii) communications between electro-mechanical or electronic devices provided that the use of such devices and the procedures for the use thereof shall have been approved by resolutions of the Board of Trustees, a copy of which, certified by an Officer, shall have been delivered to the Custodian.

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ARTICLE II
APPOINTMENT OF CUSTODIAN

2.1	Appointment. The Trust hereby appoints the Custodian as custodian of all Securities and cash owned by or in the possession of the Fund at any time during the period of this Agreement, on the terms and conditions set forth in this Agreement including any addendum hereto which is incorporated herein and made a part of this Agreement, and the Custodian hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement.

2.2	Documents to be Furnished. The following documents, including any amendments thereto, will be provided contemporaneously with the execution of the Agreement to the Custodian by the Trust:

(a)	A copy of the Declaration of Trust certified by the Secretary;
(b)	A copy of the Bylaws of the Trust certified by the Secretary;
(c)	A copy of the resolution of the Board of Trustees of the Trust appointing the Custodian, certified by the Secretary;
(d)	A copy of the then current Prospectus of the Fund; and
(e)	A certification of the Chief Executive Officer and Secretary of the Trust setting forth the names and signatures of the current Officers of the Trust and other Authorized Persons.

2.3	Notice of Appointment of Dividend and Transfer Agent. The Trust agrees to notify the Custodian in writing of the appointment, termination or change in appointment of any Dividend and Transfer Agent of the Fund.

ARTICLE III
CUSTODY OF CASH AND SECURITIES

3.1	Segregation. All Securities and non-cash property held by the Custodian for the account of the Fund (other than Securities maintained in a Securities Depository or Book-Entry System) shall be physically segregated from other Securities and non-cash property in the possession of the Custodian (including the Securities and non-cash property of the other series of the Trust) and shall be identified as subject to this Agreement.

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3.2	Fund Custody Accounts. As to each Fund, the Custodian shall open and maintain in its trust department a custody account in the name of the Trust coupled with the name of the Fund, subject only to draft or order of the Custodian, in which the Custodian shall enter and carry all Securities, cash and other assets of such Fund which are delivered to it.

3.3	Appointment of Agents.

(a)	In its discretion, the Custodian may appoint one or more Sub-Custodians to act as Securities Depositories or as sub-custodians to hold Securities and cash of the Fund and to carry out such other provisions of this Agreement and any Addendum as it may determine, provided, however, that the appointment of any such agents and maintenance of any Securities and cash of the Fund shall be at the Custodian's expense and shall not relieve the Custodian of any of its obligations or liabilities under this Agreement. The Custodian shall be liable for the actions of any Sub-Custodians appointed by it as if such actions had been done by the Custodian.

(b)	Reserved.

(c)	The Agreement between the Custodian and each Sub-Custodian acting hereunder shall contain the required provisions set forth in Rule 17f-5(c)(2).

(d)	At the end of each calendar quarter, the Custodian shall provide written reports notifying the Board of Trustees of the placement of the Securities and cash of the Fund with a particular Sub-Custodian and of any material changes in the Fund’s arrangements. The Custodian shall promptly take such steps as may be required to withdraw assets of the Fund from any Sub-Custodian that has ceased to meet the requirements of Rule 17f-5 under the 1940 Act.

(e)	With respect to its responsibilities under this Section 3.3, the Custodian hereby warrants to the Trust that it agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of property of the Fund. The Custodian further warrants that a Fund's assets will be subject to reasonable care, based on the standards applicable to custodians in the relevant market, if maintained with each Sub-Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation: (i) the Sub-Custodian's practices, procedures, and internal controls, for certificated securities (if applicable), the method of keeping custodial records, and the security and data protection practices; (ii) whether the Sub-Custodian has the requisite financial strength to provide reasonable care for Fund assets; (iii) the Sub-Custodian's general reputation and standing and, in the case of a Securities Depository, the Securities Depository's operating history and number of participants; and (iv) whether the Fund will have jurisdiction over and be able to enforce judgments against the Sub-Custodian, such as by virtue of the existence of any offices of the Sub-Custodian in the United States or the Sub-Custodian's consent to service of process in the United States.

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(f)	The Custodian shall establish a system to monitor the appropriateness of maintaining the Fund's assets with a particular Sub-Custodian and the contract governing the Fund’s arrangements with such Sub-Custodian.

3.4	Delivery of Assets to Custodian. The Trust shall deliver, or cause to be delivered, to the Custodian all of the Fund's Securities, cash and other assets, including (a) all payments of income, payments of principal and capital distributions received by the Fund with respect to such Securities, cash or other assets owned by the Fund at any time during the period of this Agreement, and (b) all cash received by the Fund for the issuance, at any time during such period, of Shares. The Custodian shall not be responsible for such Securities, cash or other assets until actually received by it.

3.5	Securities Depositories and Book-Entry Systems. The Custodian may deposit and/or maintain Securities of the Fund in a Securities Depository or in a Book-Entry System, subject to the following provisions:

(a)	The Custodian, on an on-going basis, shall deposit in a Securities Depository or Book-Entry System all Securities eligible for deposit therein and shall make use of such Securities Depository or Book-Entry System to the extent possible and practical in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of collateral consisting of Securities.

(b)	Securities of the Fund kept in a Book-Entry System or Securities Depository shall be kept in an account (“Depository Account”) of the Custodian in such Book-Entry System or Securities Depository which includes only assets held by the Custodian as a fiduciary, custodian or otherwise for customers.

(c)	The records of the Custodian with respect to Securities of the Fund maintained in a Book-Entry System or Securities Depository shall, by book-entry, identify such Securities as belonging to the Fund.

(d)	If Securities purchased by the Fund are to be held in a Book-Entry System or Securities Depository, the Custodian shall pay for such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that such Securities have been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. If Securities sold by the Fund are held in a Book-Entry System or Securities Depository, the Custodian shall transfer such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that payment for such Securities has been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund.

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(e)	The Custodian shall provide the Trust with copies of any report (obtained by the Custodian from a Book-Entry System or Securities Depository in which Securities of the Fund are kept) on the internal accounting controls and procedures for safeguarding Securities deposited in such Book-Entry System or Securities Depository.

(f)	Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Trust for any loss or damage to the Fund resulting (i) from the use of a Book-Entry System or Securities Depository by reason of any negligence or willful misconduct on the part of Custodian or any Sub-Custodian appointed pursuant to Section 3.3 above or any of its or their employees, or (ii) from failure of Custodian or any such Sub-Custodian to enforce effectively such rights as it may have against a Book-Entry System or Securities Depository. At its election, the Trust shall be subrogated to the rights of the Custodian with respect to any claim against a Book-Entry System or Securities Depository or any other person from any loss or damage to the Fund arising from the use of such Book-Entry System or Securities Depository, if and to the extent that the Fund has not been made whole for any such loss or damage.

(g)	With respect to its responsibilities under this Section 3.5 and pursuant to Rule 17f-4 under the 1940 Act, the Custodian hereby warrants to the Trust that it agrees to (i) exercise due care in accordance with reasonable commercial standards in discharging its duty as a securities intermediary to obtain and thereafter maintain such assets; (ii) provide, promptly upon request by the Trust, such reports as are available concerning the Custodian’s internal accounting controls and financial strength; and (iii) require any Sub-Custodian to exercise due care in accordance with reasonable commercial standards in discharging its duty as a securities intermediary to obtain and thereafter maintain assets corresponding to the security entitlements of its entitlement holders.

3.6	Disbursement of Moneys from Fund Custody Account. Upon receipt of Proper Instructions, the Custodian shall disburse moneys from the Fund Custody Account but only in the following cases:

(a)	For the purchase of Securities for the Fund but only in accordance with Section 4.1 of this Agreement and only (i) in the case of Securities (other than options on Securities, futures contracts and options on futures contracts), against the delivery to the Custodian (or any Sub-Custodian appointed pursuant to Section 3.3 above) of such Securities registered as provided in Section 3.9 below or in proper form for transfer, or if the purchase of such Securities is effected through a Book-Entry System or Securities Depository, in accordance with the conditions set forth in Section 3.5 above; (ii) in the case of options on Securities, against delivery to the Custodian (or such Sub-Custodian) of such receipts as are required by the customs prevailing among dealers in such options; (iii) in the case of futures contracts and options on futures contracts, against delivery to the Custodian (or such Sub-Custodian) of evidence of title thereto in favor of the Fund or any nominee referred to in Section 3.9 below; and (iv) in the case of repurchase or reverse repurchase agreements entered into between the Trust and a bank which is a member of the Federal Reserve System or between the Trust and a primary dealer in U.S. Government securities, against delivery of the purchased Securities either in certificate form or through an entry crediting the Custodian's account at a Book-Entry System or Securities Depository with such Securities;

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(b)	In connection with the conversion, exchange or surrender, as set forth in Section 3.7(f) below, of Securities owned by the Fund;

(c)	For the payment of any dividends or capital gain distributions declared by the Fund;

(d)	In payment of the redemption price of Shares as provided in Section 5.1 below;

(e)	For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest; taxes; administration, investment advisory, accounting, auditing, transfer agent, custodian, director and legal fees; and other operating expenses of the Fund; in all cases, whether or not such expenses are to be in whole or in part capitalized or treated as deferred expenses;

(f)	For transfer in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD, relating to compliance with rules of The Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Fund;

(g)	For transfer in accordance with the provision of any agreement among the Trust, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Fund;

(h)	For the funding of any uncertificated time deposit or other interest-bearing account with any banking institution (including the Custodian), which deposit or account has a term of one year or less; and

(i)	For any other proper purpose, but only upon receipt, in addition to Proper Instructions, of a copy of a resolution of the Board of Trustees, certified by an Officer, specifying the amount and purpose of such payment, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

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3.7	Delivery of Securities from Fund Custody Account. Upon receipt of Proper Instructions, the Custodian shall release and deliver Securities from the Fund Custody Account but only in the following cases:

(a)	Upon the sale of Securities for the account of the Fund but only against receipt of payment therefor in cash, by certified or cashiers check or bank credit;

(b)	In the case of a sale effected through a Book-Entry System or Securities Depository, in accordance with the provisions of Section 3.5 above;

(c)	To an offeror's depository agent in connection with tender or other similar offers for Securities of the Fund; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

(d)	To the issuer thereof or its agent (i) for transfer into the name of the Fund, the Custodian or any Sub-Custodian appointed pursuant to Section 3.3 above, or of any nominee or nominees of any of the foregoing, or (ii) for exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new Securities are to be delivered to the Custodian;

(e)	To the broker selling Securities, for examination in accordance with the “street delivery” custom;

(f)	For exchange or conversion pursuant to any plan or merger, consolidation, recapitalization, reorganization or readjustment of the issuer of such Securities, or pursuant to provisions for conversion contained in such Securities, or pursuant to any deposit agreement, including surrender or receipt of underlying Securities in connection with the issuance or cancellation of depository receipts; provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

(g)	Upon receipt of payment therefor pursuant to any repurchase or reverse repurchase agreement entered into by the Fund;

(h)	In the case of warrants, rights or similar Securities, upon the exercise thereof, provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

(i)	For delivery in connection with any loans of Securities of the Fund, but only against receipt of such collateral as the Trust shall have specified to the Custodian in Proper Instructions;

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(j)	For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Trust, but only against receipt by the Custodian of the amounts borrowed;

(k)	Pursuant to any authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Trust;

(l)	For delivery in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD, relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Fund;

(m)	For delivery in accordance with the provisions of any agreement among the Trust, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Fund; or

(n)	For any other proper corporate purpose, but only upon receipt, in addition to Proper Instructions, of a copy of a resolution of the Board of Trustees, certified by an Officer, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Securities shall be made.

3.8	Actions Not Requiring Proper Instructions. Unless otherwise instructed by the Trust, the Custodian shall with respect to all Securities held for the Fund:

(a)	Subject to Section 7.4 below, collect on a timely basis all income and other payments to which the Fund is entitled either by law or pursuant to custom in the securities business;

(b)	Present for payment and, subject to Section 7.4 below, collect on a timely basis the amount payable upon all Securities which may mature or be called, redeemed, or retired, or otherwise become payable;

(c)	Endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments;

(d)	Surrender interim receipts or Securities in temporary form for Securities in definitive form;

(e)	Execute, as custodian, any necessary declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect, and prepare and submit reports to the Internal Revenue Service (“IRS”) and to the Trust at such time, in such manner and containing such information as is prescribed by the IRS;

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(f)	Hold for the Fund, either directly or, with respect to Securities held therein, through a Book-Entry System or Securities Depository, all rights and similar securities issued with respect to Securities of the Fund; and

(g)	In general, and except as otherwise directed in Proper Instructions, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with Securities and assets of the Fund.

3.9	Registration and Transfer of Securities. All Securities held for the Fund that are issued or issuable only in bearer form shall be held by the Custodian in that form, provided that any such Securities shall be held in a Book-Entry System if eligible therefor. All other Securities held for the Fund may be registered in the name of the Fund, the Custodian, or any Sub-Custodian appointed pursuant to Section 3.3 above, or in the name of any nominee of any of them, or in the name of a Book-Entry System, Securities Depository or any nominee of either thereof. The Trust shall furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of any of the nominees hereinabove referred to or in the name of a Book-Entry System or Securities Depository, any Securities registered in the name of the Fund.

3.10	Records.

(a)	The Custodian shall maintain, for the Fund, complete and accurate records with respect to Securities, cash or other property held for the Fund, including (i) journals or other records of original entry containing an itemized daily record in detail of all receipts and deliveries of Securities and all receipts and disbursements of cash; (ii) ledgers (or other records) reflecting (A) Securities in transfer, (B) Securities in physical possession, (C) monies and Securities borrowed and monies and Securities loaned (together with a record of the collateral therefor and substitutions of such collateral), (D) dividends and interest received, and (E) dividends receivable and interest receivable; and (iii) canceled checks and bank records related thereto. The Custodian shall keep such other books and records of the Fund as the Trust shall reasonably request, or as may be required by the 1940 Act, including, but not limited to, Section 31 of the 1940 Act and Rule 31a-2 promulgated thereunder.

(b)	All such books and records maintained by the Custodian shall (i) be maintained in a form acceptable to the Trust and in compliance with rules and regulations of the Securities and Exchange Commission, (ii) be the property of the Trust and at all times during the regular business hours of the Custodian be made available upon request for inspection by duly authorized officers, employees or agents of the Trust and employees or agents of the Securities and Exchange Commission, and (iii) if required to be maintained by Rule 31a-1 under the 1940 Act, be preserved for the periods prescribed in Rule 31a-2 under the 1940 Act.

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3.11	Fund Reports by Custodian. The Custodian shall furnish the Trust with a daily activity statement and a summary of all transfers to or from each Fund Custody Account on the day following such transfers. At least monthly and from time to time, the Custodian shall furnish the Trust with a detailed statement of the Securities and moneys held by the Custodian and the Sub-Custodians for the Fund under this Agreement.

3.12	Other Reports by Custodian. The Custodian shall provide the Trust with such reports, as the Trust may reasonably request from time to time, on the internal accounting controls and procedures for safeguarding Securities, which are employed by the Custodian or any Sub-Custodian appointed pursuant to Section 3.3 above.

3.13	Proxies and Other Materials. The Custodian shall cause all proxies relating to Securities which are not registered in the name of the Fund, to be promptly executed by the registered holder of such Securities, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Trust such proxies, all proxy soliciting materials and all notices relating to such Securities.

3.14	Information on Corporate Actions. The Custodian shall promptly deliver to the Trust all information received by the Custodian and pertaining to Securities being held by the Fund with respect to optional tender or exchange offers, calls for redemption or purchase, or expiration of rights as described in the Standards of Service Guide attached as Exhibit B. If the Trust desires to take action with respect to any tender offer, exchange offer or other similar transaction, the Trust shall notify the Custodian at least five Business Days prior to the date on which the Custodian is to take such action. The Trust will provide or cause to be provided to the Custodian all relevant information for any Security which has unique put/option provisions at least five Business Days prior to the beginning date of the tender period.

ARTICLE IV
PURCHASE AND SALE OF INVESTMENTS OF THE FUND

4.1	Purchase of Securities. Promptly upon each purchase of Securities for the Fund, Written Instructions shall be delivered to the Custodian, specifying (a) the name of the issuer or writer of such Securities, and the title or other description thereof, (b) the number of shares, principal amount (and accrued interest, if any) or other units purchased, (c) the date of purchase and settlement, (d) the purchase price per unit, (e) the total amount payable upon such purchase, and (f) the name of the person to whom such amount is payable. The Custodian shall upon receipt of such Securities purchased by the Fund pay out of the moneys held for the account of the Fund the total amount specified in such Written Instructions to the person named therein. The Custodian shall not be under any obligation to pay out moneys to cover the cost of a purchase of Securities for the Fund, if in the Fund Custody Account there is insufficient cash available to the Fund for which such purchase was made.

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4.2	Liability for Payment in Advance of Receipt of Securities Purchased. In any and every case where payment for the purchase of Securities for the Fund is made by the Custodian in advance of receipt of the Securities purchased but in the absence of specified Written Instructions to so pay in advance, the Custodian shall be liable to the Fund for such Securities to the same extent as if the Securities had been received by the Custodian.

4.3	Sale of Securities. Promptly upon each sale of Securities by the Fund, Written Instructions shall be delivered to the Custodian, specifying (a) the name of the issuer or writer of such Securities, and the title or other description thereof, (b) the number of shares, principal amount (and accrued interest, if any), or other units sold, (c) the date of sale and settlement, (d) the sale price per unit, (e) the total amount payable upon such sale, and (f) the person to whom such Securities are to be delivered. Upon receipt of the total amount payable to the Fund as specified in such Written Instructions, the Custodian shall deliver such Securities to the person specified in such Written Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

4.4	Delivery of Securities Sold. Notwithstanding Section 4.3 above or any other provision of this Agreement, the Custodian, when instructed to deliver Securities against payment, shall be entitled, if in accordance with generally accepted market practice, to deliver such Securities prior to actual receipt of final payment therefor. In any such case, the Fund shall bear the risk that final payment for such Securities may not be made or that such Securities may be returned or otherwise held or disposed of by or through the person to whom they were delivered, and the Custodian shall have no liability for any for the foregoing.

4.5	Payment for Securities Sold, etc. In its sole discretion and from time to time, the Custodian may credit the Fund Custody Account, prior to actual receipt of final payment thereof, with (i) proceeds from the sale of Securities which it has been instructed to deliver against payment, (ii) proceeds from the redemption of Securities or other assets of the Fund, and (iii) income from cash, Securities or other assets of the Fund. Any such credit shall be conditional upon actual receipt by Custodian of final payment and may be reversed if final payment is not actually received in full. The Custodian may, in its sole discretion and from time to time, permit the Fund to use funds so credited to the Fund Custody Account in anticipation of actual receipt of final payment. Any such funds shall be repayable immediately upon demand made by the Custodian at any time prior to the actual receipt of all final payments in anticipation of which funds were credited to the Fund Custody Account.

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4.6	Advances by Custodian for Settlement. The Custodian may, in its sole discretion and from time to time, advance funds to the Trust to facilitate the settlement of a Fund's transactions in the Fund Custody Account. Any such advance shall be repayable immediately upon demand made by Custodian.

ARTICLE V
REDEMPTION OF FUND SHARES

5.1	Transfer of Funds. From such funds as may be available for the purpose in the relevant Fund Custody Account, and upon receipt of Proper Instructions specifying that the funds are required to redeem Shares of the Fund, the Custodian shall wire each amount specified in such Proper Instructions to or through such bank as the Trust may designate with respect to such amount in such Proper Instructions.

5.2	No Duty Regarding Paying Banks. Once the Custodian has wired amounts to a bank or broker-dealer pursuant to Section 5.1 above, the Custodian shall not be under any obligation to effect any further payment or distribution by such bank or broker-dealer.

ARTICLE VI
SEGREGATED ACCOUNTS

Upon receipt of Proper Instructions, the Custodian shall establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or Securities, including Securities maintained in a Depository Account,

(a)	in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund,

(b)	for purposes of segregating cash or Securities in connection with securities options purchased or written by the Fund or in connection with financial futures contracts (or options thereon) purchased or sold by the Fund,

(c)	which constitute collateral for loans of Securities made by the Fund,

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(d)	for purposes of compliance by the Fund with requirements under the 1940 Act for the maintenance of segregated accounts by registered investment companies in connection with reverse repurchase agreements and when-issued, delayed delivery and firm commitment transactions, and

(e)	for other proper corporate purposes, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees, certified by an Officer, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

Each segregated account established under this Article VI shall be established and maintained for the Fund only. All Proper Instructions relating to a segregated account shall specify the Fund.

ARTICLE VII
CONCERNING THE CUSTODIAN

7.1	Standard of Care. The Custodian shall be held to the exercise of reasonable care in carrying out its obligations under this Agreement, and shall be without liability to the Trust or any Fund for any loss, damage, cost, expense (including attorneys' fees and disbursements), liability or claim unless such loss, damage, cost, expense, liability or claim arises from negligence, bad faith or willful misconduct on its part or on the part of any Sub-Custodian appointed pursuant to Section 3.3 above. The Custodian shall be entitled to rely on and may act upon advice of counsel on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian shall promptly notify the Trust of any action taken or omitted by the Custodian pursuant to advice of counsel. The Custodian shall not be under any obligation at any time to ascertain whether the Trust or the Fund is in compliance with the 1940 Act, the regulations thereunder, the provisions of the Trust's charter documents or by-laws, or its investment objectives and policies as then in effect.

7.2	Actual Collection Required. The Custodian shall not be liable for, or considered to be the custodian of, any cash belonging to the Fund or any money represented by a check, draft or other instrument for the payment of money, until the Custodian or its agents actually receive such cash or collect on such instrument.

7.3	No Responsibility for Title, etc. So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received or delivered by it pursuant to this Agreement.

7.4	Limitation on Duty to Collect. Custodian shall not be required to enforce collection, by legal means or otherwise, of any money or property due and payable with respect to Securities held for the Fund if such Securities are in default or payment is not made after due demand or presentation.

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7.5	Reliance Upon Documents and Instructions. The Custodian shall be entitled to rely upon any certificate, notice or other instrument in writing received by it and reasonably believed by it to be genuine. The Custodian shall be entitled to rely upon any Oral Instructions and any Written Instructions actually received by it pursuant to this Agreement.

7.6	Express Duties Only. The Custodian shall have no duties or obligations whatsoever except such duties and obligations as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Custodian.

7.7	Co-operation. The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Trust to keep the books of account of the Fund and/or compute the value of the assets of the Fund. The Custodian shall take all such reasonable actions as the Trust may from time to time request to enable the Trust to obtain, from year to year, favorable opinions from the Trust's independent accountants with respect to the Custodian's activities hereunder in connection with (a) the preparation of the Trust's reports on Form N-1A and Form N-SAR and any other reports required by the Securities and Exchange Commission, and (b) the fulfillment by the Trust of any other requirements of the Securities and Exchange Commission.

ARTICLE VIII
INDEMNIFICATION

8.1	Indemnification by Trust. The Trust shall indemnify and hold harmless the Custodian, from and against any loss, damage, cost, expense (including attorneys' fees and disbursements), liability (including, without limitation, liability arising under the Securities Act of 1933, the 1934 Act, the 1940 Act, and any state or foreign securities and/or banking laws) or claim arising directly or indirectly (a) from the fact that Securities are registered in the name of any such nominee, or (b) from any action or inaction by the Custodian (i) at the request or direction of or in reliance on the advice of the Trust, or (ii) upon Proper Instructions, or (c) generally, from the performance of its obligations under this Agreement, provided that the Custodian shall not be so indemnified and held harmless from and against any such loss, damage, cost, expense, liability or claim arising from negligence, bad faith or willful misconduct of the Custodian or any Sub-Custodian's.

8.2	Indemnification by Custodian. The Custodian shall indemnify and hold harmless the Trust from and against any loss, damage, cost, expense (including attorneys' fees and disbursements), liability (including without limitation, liability arising under the Securities Act of 1933, the 1934 Act, the 1940 Act, and any state or foreign securities and/or banking laws) or claim arising from the negligence, bad faith or willful misconduct of the Custodian or any Sub-Custodian appointed pursuant to Section 3.3 above, or any nominee of the Custodian or of such Sub-Custodian.

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8.3	Indemnity to be Provided. If the Trust requests the Custodian to take any action with respect to Securities, which may, in the opinion of the Custodian, result in the Custodian or its nominee becoming liable for the payment of money or incurring liability of some other form, the Custodian shall not be required to take such action until the Trust shall have provided indemnity therefor to the Custodian in an amount and form satisfactory to the Custodian.

8.4	Security. If the Custodian advances cash or Securities to the Fund for any purpose, either at the Trust's request or as otherwise contemplated in this Agreement, or in the event that the Custodian or its nominee incurs, in connection with its performance under this Agreement, any loss, damage, cost, expense (including attorneys' fees and disbursements), liability or claim (except such as may arise from its or its nominee's negligence, bad faith or willful misconduct), then, in any such event, any property at any time held for the account of the Fund shall be security therefor, and should the Fund fail promptly to repay or indemnify the Custodian, the Custodian shall be entitled to utilize available cash of such Fund and to dispose of other assets of such Fund to the extent necessary to obtain reimbursement or indemnification.

ARTICLE IX
FORCE MAJEURE

Neither the Custodian nor the Trust shall be liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; acts of terrorism; sabotage; strikes; epidemics; riots; power failures; computer failure and any such circumstances beyond its reasonable control as may cause interruption, loss or malfunction of utility, transportation, computer (hardware or software) or telephone communication service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation; provided, however, that the Custodian in the event of a failure or delay (i) shall not discriminate against the Fund in favor of any other customer of the Custodian in making computer time and personnel available to input or process the transactions contemplated by this Agreement and (ii) shall use its best efforts to ameliorate the effects of any such failure or delay.

ARTICLE X
EFFECTIVE PERIOD; TERMINATION

10.1	Effective Period. This Agreement shall become effective as of its execution and shall continue in full force and effect until terminated as hereinafter provided.

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10.2	Termination. Either party hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than sixty (60) days after the date of the giving of such notice. If a successor custodian shall have been appointed by the Board of Trustees, the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, on such specified date of termination (a) deliver directly to the successor custodian all Securities (other than Securities held in a Book-Entry System or Securities Depository) and cash then owned by the Fund and held by the Custodian as custodian, and (b) transfer any Securities held in a Book-Entry System or Securities Depository to an account of or for the benefit of the Fund at the successor custodian, provided that the Trust shall have paid to the Custodian all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled. Upon such delivery and transfer, the Custodian shall be relieved of all obligations under this Agreement. The Trust may at any time immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by regulatory authorities or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

10.3	Failure to Appoint Successor Custodian. If a successor custodian is not designated by the Trust on or before the date of termination specified pursuant to Section 10.1 above, then the Custodian shall have the right to deliver to a bank or corporation company of its own selection, which (a) is a “bank” as defined in the 1940 Act and (b) has aggregate capital, surplus and undivided profits as shown on its then most recent published report of not less than $25 million, all Securities, cash and other property held by Custodian under this Agreement and to transfer to an account of or for the Fund at such bank or trust company all Securities of the Fund held in a Book-Entry System or Securities Depository. Upon such delivery and transfer, such bank or trust company shall be the successor custodian under this Agreement and the Custodian shall be relieved of all obligations under this Agreement.

ARTICLE XI
COMPENSATION OF CUSTODIAN

The Custodian shall be entitled to compensation as agreed upon from time to time by the Trust and the Custodian. The fees and other charges in effect on the date hereof and applicable to the Fund are set forth in Exhibit C attached hereto.

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ARTICLE XII
LIMITATION OF LIABILITY

It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the property of the Trust as provided in the Trust’s Declaration of Trust, as from time to time amended. The execution and delivery of this Agreement have been authorized by the Trustees, and this Agreement has been signed and delivered by an authorized officer of the Trust, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in the above-mentioned Declaration of Trust.

ARTICLE XIII
NOTICES

Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three (3) days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other party’s address set forth below:

Notice to the Trust shall be sent to:

Rochdale Investment Trust
570 Lexington Avenue
New York, NY 10022-6837
Attn: Garrett D’Alesandro

and notice to the Custodian shall be sent to:

U.S. Bank National Association
425 Walnut Street, M.L. CN-OH-W6TC
Cincinnati, Ohio 45202
Attention: Mutual Fund Custody Services
Facsimile: (651) 767-9164

or at such other address as either party shall have provided to the other by notice given in accordance with this Article XIII.

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ARTICLE XIV
MISCELLANEOUS

14.1	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

14.2	References to Custodian. The Trust shall not circulate any printed matter which contains any reference to Custodian without the prior written approval of Custodian, excepting printed matter contained in the prospectus or statement of additional information for the Fund and such other printed matter as merely identifies Custodian as custodian for the Fund. The Trust shall submit printed matter requiring approval to Custodian in draft form, allowing sufficient time for review by Custodian and its counsel prior to any deadline for printing.

14.3	No Waiver. No failure by either party hereto to exercise, and no delay by such party in exercising, any right hereunder shall operate as a waiver thereof. The exercise by either party hereto of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein are cumulative and not exclusive of any remedies provided at law or in equity.

14.4	Amendments. This Agreement cannot be changed orally and no amendment to this Agreement shall be effective unless evidenced by an instrument in writing executed by the parties hereto.

14.5	Counterparts. This Agreement may be executed in one or more counterparts, and by the parties hereto on separate counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

14.6	Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

14.7	Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party hereto without the written consent of the other party hereto.

14.8	Headings. The headings of sections in this Agreement are for convenience of reference only and shall not affect the meaning or construction of any provision of this Agreement.

14.9	Entire Agreement. This Agreement and any addendums hereto constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, whether written or oral.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

ROCHDALE INVESTMENT TRUST	U.S. BANK NATIONAL ASSOCIATION.

By: /s/ Garrett R. Alessandro	By: /s/ Joe D. Redwine
Garrett R. Alessandro	Joe D. Redwine
Title: President and Secretary	Title: Sr. Vice President

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EXHIBIT A

AUTHORIZED PERSONS

Set forth below are the names and specimen signatures of the persons authorized by the Trust to administer the Fund Custody Accounts.

NAME		SAMPLE SIGNATURES

Officers of the Trust:

Carl Acebes	Chairman	/s/ Carl Acebes

Garrett R. D'Alessandro	President and Secretary	/s/ Garrett R. D'Alessandro

Jane Molbert	Treasurer	/s/ Jane Molbert

Rita Dam	Assistant Treasurer

Joy Ausili	Assistant Treasurer

Christine M.Radonski	Assistant Secretary

Ruth Look	Assistant Secretary

Additional Advisor Employees:

Joseph Englander		/s/ Joseph Englander

Anthony Sozio		/s/ Anthony Sozio

David Shmulewitz		/s/ David Shmulewitz

Elizabeth Dooley		/s/ Elizabeth Dooley

Charles Curran		/s/ Charles Curran

EXHIBIT B

USBank Institutional Custody Services
Standards of Service Guide

USBank, N.A. is committed to providing superior quality service to all customers and their agents at all times. We have compiled this guide as a tool for our clients to determine our standards for the processing of security settlements, payment collection, and capital change transactions. Deadlines recited in this guide represent the times required for USBank to guarantee processing. Failure to meet these deadlines will result in settlement at our client's risk. In all cases, USBank will make every effort to complete all processing on a timely basis.

USBank is a direct participant of the Depository Trust Company, a direct member of the Federal Reserve Bank of Cleveland, and utilizes the Bank of New York as its agent for ineligible and foreign securities.

For corporate reorganizations, USBank utilizes SEI's Reorg Source, Financial Information, Inc., XCITEK, DTC Important Notices, Capital Changes Daily (CCH) and the Wall Street Journal.

For bond calls and mandatory puts, USBank utilizes SEI's Bond Source, Kenny Information Systems, Standard & Poor's Corporation, XCITEK, and DTC Important Notices. USBank will not notify clients of optional put opportunities.

Any securities delivered free to USBank or its agents must be received three (3) business days prior to any payment or settlement in order for the USBank standards of service to apply.

Should you have any questions regarding the information contained in this guide, please feel free to contact your account representative.

The information contained in this Standards of Service Guide is subject to change. Should any changes be made USBank will provide you with an updated copy of its Standards of Service Guide.

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USBank Security Settlement Standards

Transaction Type	Instructions Deadlines*	Delivery Instructions
DTC	1:30 P.M. on Settlement Date	DTC Participant #2803 Agent Bank ID 27895 Institutional #________________ For Account #____________

Federal Reserve Book Entry	12:30 P.M. on Settlement Date	Federal Reserve Bank of Cleveland for Firstar Bank, N.A. ABA# 042000013 CINTI/1050 For Account #_____________

Federal Reserve Book Entry (Repurchase Agreement Collateral Only)	1:00 P.M. on Settlement Date	Federal Reserve Bank of Cleveland for Firstar Bank, N.A. ABA# 042000013 CINTI/1040 For Account #_____________

PTC Securities (GNMA Book Entry)	12:00 P.M. on Settlement Date	PTC For Account BYORK Firstar Bank / 117612

Physical Securities	9:30 A.M. EST on Settlement Date (for Deliveries, by 4:00 P.M. on Settlement Date minus 1)	Bank of New York One Wall Street- 3rd Floor - Window A New York, NY 10286 For account of Firstar Bank / Cust #117612 Attn: Donald Hoover

CEDEL/EURO-CLEAR	11:00 A..M. on Settlement Date minus 2	Cedel a/c 55021 FFC: a/c 387000 Firstar Bank /Global Omnibus Euroclear a/c 97816 FFC: a/c 387000 Firstar Bank/Global Omnibus

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Cash Wire Transfer	3:00 P.M.	Firstar Bank, N.A. Cinti/Trust ABA# 042000013 Credit Account #112950027 Account of Firstar Trust Services Further Credit to ___________ Account # _______________
* All times listed are Eastern Standard Time.

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USBank Payment Standards

Security Type	Income	Principal

Equities	Payable Date

Municipal Bonds*	Payable Date	Payable Date

Corporate Bonds*	Payable Date	Payable Date

Federal Reserve Bank Book Entry*	Payable Date	Payable Date

PTC GNMA's (P&I)	Payable Date + 1	Payable Date + 1

CMOs *
DTC	Payable Date + 1	Payable Date + 1
Bankers Trust	Payable Date + 1	Payable Date + 1

SBA Loan Certificates	When Received	When Received

Unit Investment Trust Certificates*	Payable Date	Payable Date

Certificates of Deposit*	Payable Date + 1	Payable Date + 1

Limited Partnerships	When Received	When Received

Foreign Securities	When Received	When Received

*Variable Rate Securities
Federal Reserve Bank Book Entry	Payable Date	Payable Date
DTC	Payable Date + 1	Payable Date + 1
Bankers Trust	Payable Date + 1	Payable Date + 1

NOTE:	If a payable date falls on a weekend or bank holiday, payment will be made on the immediately following business day.

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USBank Corporate Reorganization Standards

Type of Action	Notification to Client	Deadline for Client Instructions to USBank	Transaction Posting

Rights, Warrants, and Optional Mergers	Later of 10 business days prior to expiration or receipt of notice	5 business days prior to expiration	Upon receipt

Mandatory Puts with Option to Retain	Later of 10 business days prior to expiration or receipt of notice	5 business days prior to expiration	Upon receipt

Class Actions	10 business days prior to expiration date	5 business days prior to expiration	Upon receipt

Voluntary Tenders, Exchanges, and Conversions	Later of 10 business days prior to expiration or receipt of notice	5 business days prior to expiration	Upon receipt

Mandatory Puts, Defaults, Liquidations, Bankruptcies, Stock Splits, Mandatory Exchanges	At posting of funds or securities received	None	Upon receipt

Full and Partial Calls	Later of 10 business days prior to expiration or receipt of notice	None	Upon receipt

  NOTE: Fractional shares/par amounts resulting from any of the above will be sold.

EXHIBIT C

Fund Names

Each a Separate Series of
Rochdale Investment Trust

Name of Series	Date Added
Rochdale Large Growth Portfolio
Rochdale Large Value Portfolio
Rochdale Mid/Small Growth Portfolio
Rochdale Mid/Small Value Portfolio
Rochdale Atlas Portfolio
Rochdale Dividend & Income Portfolio
Rochdale Intermediate Fixed Income Portfolio
Rochdale Darwin Portfolio

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Appendix B

ROCHDALE INVESTMENT TRUST

Fee Schedule

DOMESTIC FUNDS

Custody and transaction services will be fully bundled at a combined rate of two basis points (2 BPS.) of NAV, calculated and charged on the calendar month.

Minimum Fee .... $3,500.00 per fund/ per annum

GLOBAL FUNDS

1. Custody and transaction services will be fully bundled at a combined rate of thirteen basis points (13 BPS.) of NAV, calculated and charged on the calendar month. This rate shall apply to assets in the following markets:

Australia	France	Mexico	Sri Lanka
Austria	Germany	Netherlands	Sweden
Belgium	Hong Kong	Norway	Switzerland
Canada	Indonesia	Philippines	Taiwan
CEDEL	Ireland	Portugal	Thailand
Denmark	Italy	Singapore	United Kingdom
EuroClear	Japan	South Africa	U.S.A.
Finland	Malaysia	Spain	

2. Custody and transaction services in emerging markets shall be unbundled and determined on a market specific basis. Charges for certain emerging markets are:

Market	Custody Rate / Mkt. Value	Transaction Charge
Argentina	40 basis points	$100.00
Brazil	40 basis points	$100.00
Chile	40 basis points	$100.00
China	40 basis points	$ 50.00
Czech Republic	40 basis points	$100.00
Greece	50 basis points	$125.00
India	40 basis points	$200.00
Israel	30 basis points	$100.00
Russian Federation	50 basis points	$100.00

The above referenced markets may be subject to additional out-of-pocket expenses.

Third Party FX $35.00

Federal Reserve System wires $10.00

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FOREIGN CUSTODIAN AND SECURITIES DEPOSITORY ADDENDUM

ROCHDALE INVESTMENT TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”) have entered into this Addendum (“Addendum”), as of the ___ day of August, 2004, to that certain Custody Agreement dated as of ________, 2004 (the “Agreement”) between the Trust and the Custodian.  This Addendum is hereby incorporated into and made part of the Agreement.

SECTION 1.1.  DEFINITIONS. As used throughout this Addendum, the capitalized terms set forth below shall have the indicated meanings. Capitalized terms not otherwise defined in this Addendum shall have the meanings ascribed to them in the Agreement.

“Country Risk” means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country’s political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

“Eligible Foreign Custodian” has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned direct or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5 under the Investment Company Act of 1940 Act (the “1940 Act”)), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the SEC), 1940 Act; the term does not include any Eligible Securities Depository.

“Eligible Securities Depository” has the meaning set forth in section (b)(1) of Rule 17f-7.

“Foreign Assets” means any of the Fund’s investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Fund’s transactions in such investments.

“Foreign Custody Manager” has the meaning set forth in section (a)(3) of Rule 17f-5.

“Rule 17f-5” means Rule 17f-5 promulgated under the 1940 Act.

“Rule 17f-7” means Rule 17f-7 promulgated under the 1940 Act.

SECTION 1.2. THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

1.2.1        DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Trust, by resolution adopted by its Board of Directors (the “Board”), hereby appoints the Custodian as Foreign Custody Manager and delegates to Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 1.2 with respect to Foreign Assets of the Fund held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Fund and agrees to perform the responsibilities as provided in this Addendum.

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1.2.2       COUNTRIES COVERED. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each country listed on Schedule A to this Addendum, which list of countries may be amended from time to time by the Trust with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Fund, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A to the Board and the Fund’s investment adviser in accordance with Section 1.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of proper instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by such Trust’s Board on behalf of the Trust responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Addendum by the Trust shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of the Fund with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the Foreign Custody Manager shall attempt to select another Eligible Foreign Custodian within such country; provided that, if there is none, the delegation to the Foreign Custody Manager on behalf of the Fund with respect to that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager with respect to the Fund with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Trust, which notice shall set forth the basis for such withdrawal. Forty-five days (or such longer period to which the parties may reasonably agree in writing) after receipt of any such notice by the Trust, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian’s acceptance of delegation is withdrawn.

1.2.3      SCOPE OF DELEGATED RESPONSIBILITIES:

(a)         SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the provisions of this Section 1.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

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(b)         CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2). In selecting each Eligible Foreign Custodian, the Foreign Custody Manger shall first determine that foreign investments placed and maintained in the safekeeping of each Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market.

(c)         MONITORING. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board and the Fund’s investment adviser in accordance with Section 1.2.5 hereunder.

1.2.4     GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY. For purposes of this Section 1.2, the Board (or at such Board’s delegation, the Fund’s investment adviser) shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Fund.

1.2.5     REPORTING REQUIREMENTS. The Foreign Custody Manager shall provide written reports to the Board and the Fund’s investment adviser notifying each of the placement of Foreign Assets with each Eligible Foreign Custodian. Such reports are to be provided at such time as the Board deems reasonable and appropriate.

The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board and the Fund’s investment adviser an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred, or earlier if requested by the Board. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Fund described in this Section 1.2 after the occurrence of the material change.

1.2.6     STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF THE FUND. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

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1.2.7     REPRESENTATIONS WITH RESPECT TO RULE 17F-5. The Foreign Custody Manager represents to the Trust that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. The Trust represents to the Custodian that its Board has determined that it is reasonable for such Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Addendum to the Custodian as the Foreign Custody Manager of the Fund.

1.2.8     EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Board’s delegation to the Custodian as Foreign Custody Manager of the Fund under this Addendum shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective sixty (60) days after receipt by the non-terminating party of such notice. Notwithstanding any of the foregoing, the Board’s delegation to the Custodian as Foreign Custody Manager of the Fund under this Addendum shall terminate immediately upon termination of the Agreement. The provisions of Section 1.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Fund with respect to designated countries.

SECTION 1.3 ELIGIBLE SECURITIES DEPOSITORIES.

1.3.1     ANALYSIS AND MONITORING. The Custodian shall (a) provide the Trust (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Trust (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

1.3.2     STANDARD OF CARE. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 1.3.1.

1.3.3      DEPOSITORY STANDARDS. The Custodian will notify the Trust in the event that an Eligible Securities Depository no longer meets the requirements of Rule 17f-7.

SECTION 2.   DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE FUND TO BE HELD OUTSIDE THE UNITED STATES

SECTION 2.1.     HOLDING SECURITIES. The Custodian shall identify on its books as belonging to the Fund the Foreign Assets held by each Eligible Foreign Custodian or Eligible Securities Depository. The Custodian may hold Foreign Assets for all of its customers, including the Fund, with any Eligible Foreign Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to Foreign Assets of the Fund which are maintained in such account shall identify those Foreign Assets as belonging to the Fund and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that Foreign Assets so held by the Eligible Foreign Custodian be held separately from any assets of such Eligible Foreign Custodian or of other customers of such Eligible Foreign Custodian.

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SECTION 2.2     ELIGIBLE SECURITIES DEPOSITORY. Foreign Assets shall be maintained in an Eligible Securities Depository in a designated country through arrangements implemented by the Custodian or an Eligible Foreign Custodian, as applicable, in such country.

IN WITNESS WHEREOF, the parties have caused this Addendum to be executed as of the date first above written, by their respective officers thereunto duly authorized.

ROCHDALE INVESTMENT TRUST	U.S. BANK, N.A.
By: _/s/ Garrett R. D’Alesandro_______________	By: /s/ Joe D. Redwine
Garrett R. D’Alesandro	Joe D. Redwine
Title: President and Secretary	Title: Senior Vice President

SCHEDULE A

COUNTRIES COVERED/
ELIGIBLE FOREIGN CUSTODIANS

BANK OF NEW YORK

GLOBAL CUSTODY NETWORK

The Bank of New York’s network of subcustodians extends to 1010 markets worldwide, one the largest numbers of markets offered by and custodian. We continually review our network to ensure that it reflects the changing global investment decisions of our clients. The Bank’s dedicated, regional network management team monitors local economic, political, regulatory, and industry-related events, and keeps clients apprised of changes in the investment climate of each market. Banks are selected for the network based on a variety of criteria, such as compliance with worldwide regulatory requirements, competitive pricing, general market reputation, SWIFT message capabilities, securities lending support, credit ratings, overall banking relationship with The Bank of New York and ability to consistently meet our clients’ needs. Each bank must meet a set of stringent performance standards prior to selection, which are reexamined during semi-annual reviews and regular on-site visits, ensuring that our clients are uniformly provided with the best subcustodian in each market.

Country	Market Subcustodian(s)	Country	Market Subcustodian(s)

Argentina	Citibank N.A.	Malaysia	HSBC Bank Malaysia Berhad

Australia	National Australia Bank	Mali	Societe Generale de Banques en Cote d’Ivoire

Austria	Bank Austria AG	Malta	HSBC Bank Malta p.l.c.

Bahrain	HSBC Bank Middle East Limited	Mauritius	The Hongkong & Shanghai Banking Corp. Ltd.

Bangladesh	The Hongkong & Shanghai Banking Corp. Ltd.	Mexico	Banco Nacional de Mexico

Belgium	ING Belgium SA/NV	Morocco	Banque Commerciale to Maroc

Benin	Societe Generale de Banques en Cote d’Ivoire	Namibia	Standard Bank Namibia Ltd.

Bermuda	Butterfield Trust Bermuda Limited	Netherlands	ING Securities Services NL (ISS NL)

Botswana	Barclays Bank of Botswana Ltd.	New Zealand	National Australia Bank

Brazil	BankBoston, N.A.	Niger	Societe Generale de Banques en Cote d’Ivoire

Bulgaria	ING Bank N.V.	Nigeria	Stanbic Bank Nigeria Ltd.

Burkina Faso	Societe Generale de Banques en Cote d’Ivoire	Norway	DnB NOR Bank ASA

Canada	Royal Bank of Canada	Oman	HSBC Bank Middle East Limited

Cayman Islands	The Bank of New York	Pakistan	Standard Chartered Bank

Chile	BankBoston, N.A.	Palestinian	HSBC Bank Middle East Limited

China	The Hongkong & Shanghai Banking Corp. Ltd.	Autonomous Area

		Panama	BankBoston, N.A.

Colombia	Cititrust Colombia S.A.	Peru	Citibank del Peru

Costa Rica	Banco BCT	Philippines	The Hongkong & Shanghai Banking Corp. Ltd.

Croatia	Privredna banka Zagreb d.d.

Cyprus	Bank of Cyprus Public Company Ltd.	Poland	ING Bank Slaski

		Portugal	Banco Comercial Portugues

Czech Republic	ING N.V. Prague

Denmark	Danske Bank	Qatar	HSBC Bank Middle East Limited

Ecuador	Banco de la Produccion SA	Romania	ING Bank Bucharest

		Russia	Vneshtorgbank (Min Fin Bonds only)/ING Bank (Eurasia)

Egypt	Citibank, N.A.	Senegal	Societe Generale de Banques en Cote d’Ivoire

		Singapore	United Overseas bank Ltd./DBA Bank Ltd.

Estonia	Hansabank Limited

		Slovak Republic	Ceskoclovenska Obchodni Banka, a.s.

Eurromarket	Clearstream Banking Luxembourg	Slovenia	Bank Austria Creditansfalt d.d. Ljubljana

Euromarket	Euroclear Bank	South Africa	Standard Bank of South Africa Limited

Finland	Nordea Bank Finland plc

		South Korea	The Hongkong & Shanghai Banking Corp. Ltd.

France	BNP Paribas Securities Services/Credit Agricole Indosuez

		Spain	Banco Bilbau Vizcaya Argentaria S.A. (BBVA)/Sandtander Central Hispano Investment

Germany	Dresdner Bank AG

		Sri Lanka	The Hongkong & Shanghai Banking Corp. Ltd.

Ghana	Barclays Bank of Ghana Ltd.

		Swaziland	Standard Bank Swaziland Ltd.

Greece	BNP Paribas Securities Services

		Sweden	Skandinaviska Enskilda Banken

Guinea Bissau	Societe Generale de Banques en Cote d’Ivoire

		Switzerland	Credit Suisse, Zurich

Hong Kong	The Hongkong & Shanghai Banking Corp. Ltd.	Taiwan	The Hongkong & Shanghai Banking Corp. Ltd.

Hungary	HVB Bank Hungary Rt.

		Thailand	The Hongkong & Shanghai Banking Corp. Ltd./Bangkok Bank Public Company Ltd.

Iceland	Landsbanki Islands

		Togo	Societe Generale de Banques en Cote d’Ivoire

India	The Hongkong & Shanghai Banking Corp. Ltd.

		Trinidad & Tobago	Republic Bank Limited

Indonesia	The Hongkong & Shanghai Banking Corp. Ltd.

		Tunisia	Banque Internationale Arabe de Tunisie

Ireland	AIB/BNY Trust Company Limited	Turkey	Turye Garanti Bakasi A.S. (Garanti Bank)

Israel	Bank Leumi LE - Israel B.M.

		U.A.E.	HSBS Bank Middle East Limited, Dubai

Italy	Banca Intesa	Ukraine	ING Bank Ukraine

Ivory Coast	Societe Generale de Banques en Cote d’Ivoire	United Kingdom	The Bank of New York/Depository & Clearing Centre (DCC) - Bank One London

Jamaica	FirstCaribbean International Securities Limited

Japan	The Bank of Tokya-Mitsubishi Limited/Mizhuo Corporate Bank, Limited	United States	The Bank of New York

Jordan	HSBC bank Middle East Limited

		Uruguay	BankBoston, N.A.

Kazakhstan	The Hongkong & Shanghai Banking Corp. Ltd.

Kenya	Barclays Bank of Kenya Ltd.	Venezuela	Citibank, N.A.

		Vietnam	The Hongkong & Shanghai Banking Corp. Ltd.

Latvia	Hansabanka Limited

Lebanon	HSBC Bank Middle East Limited	Zmbia	Barclays bank of Zambia Ltd.

Lituania	Vilniaus Bankas	Zimbabwe	Barclays Bank of Zimbabwe Ltd.

Luxembourg	Banque et Caisse d’Epargne de l’Etat